Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-200367, 333-202850, 333-216755, 333-223729 and 333-230269) of CyberArk Software Ltd. of our reports dated March 5, 2020 with respect to the consolidated financial statements of CyberArk Software Ltd. and its subsidiaries and the effectiveness of internal control over financial reporting of CyberArk Software Ltd. and its subsidiaries included in this annual report on Form 20-F for the year ended December 31, 2019.

Tel Aviv, Israel	/s/ KOST FORER GABBAY AND KASIERER
March 5, 2020	A member of Ernst & Young Global